Exhibit 10.11

Employment Agreement

(English Translation)

Party A: Fuxin Hengrui Technology Co. Ltd.

Party B: Lihui Song

In accordance with the Labor Law of the People’s Republic of China (“PRC”) and the local government’s relevant regulations, both parties hereby agree to enter into this employment agreement (“Agreement”) on the basis of equality and friendly negotiation.

I. Upon the effectiveness of this agreement, Party B will be appointed as the CEO of Party A for an initial term of two years.

II. Payment

Party A shall pay Party B for his service in the form of cash annually RMB360,000 (approximately US$47,016). There is also bonus and benefits according to the regulations of the company’s wage system and incentive plan.

III. Party A’s Responsibility

1. Party A will provide Party B with free lodging and other related fringe benefits, meals not included.

2. Party B will provide Party B with a company car.

3. Party A will reimburse Party B his penalty of RMB 10,000 for early termination of employment with his former employer.

4. If Party B’s former employer does not agree to reimburse Party B the lodging expenses of approximately RMB 80,000, Party A will pay the amount to Party B. Party A will not pay RMB 80,000 if the former employer has reimbursed Party B.

5. Party B has two 10-day paid vacations each year to visit families with expenses covered by Party A. Party B may take extra vacations upon approval of Party A on the condition that they will not affect Party B’s working responsibilities. Party B is responsible for the expenses of any extra vacations.

6. Party A reimburses 70% of Party B’s medical expenses.

7. Party A provides the highest insurance based on local standard to Party B.

IV. Party B’s Responsibilities, Obligations and Liabilities

Responsibilities:

1.

To be responsible for daily management and operation and implementing Board of Directors’ decisions;

2.

Initiate adoption of bylaws and standard operating procedures, initiate business decisions to Board of Directors, and implement Board decisions;

3.

Set up management and operation frameworks, appoint managers, set up management responsibilities and employee responsibilities, and set up employee evaluation system and employee salary plans;

4.

initiate annual operating plans and investment plans for Board approval, and implement the plans;

5.

nominate candidates for deputy General Manager or chief financial officer or suggest to terminate incumbent managers or officers;

6.

hire or fire managers based on the company’s bylaws and notify the Board;

7.

discharge functions within the scope of Board authorization;

8.

other responsibilities delegated by the Board.

Obligations:

1.

shall comply with the PRC laws, rules as well as policies;

2.

shall comply with Party A’s bylaws, manage Party A’s daily operation and public relations in accordance with the bylaws and authorization of the Board;

3.

shall protect Party A’s interest, and shall not seek personal gains through Party B’s position in the company;

4.

shall not take bribes or other illegal gifts;

5.

shall not convert PartyA’s properties;

6.

shall not embezzle or loan Party A’s money to others;

7.

shall not open personal accounts or third party accounts with Party A’s assets;

8.

shall not use Party A’s properties to guarantee personal loans for Party A’s shareholders or third parties;

9.

shall not engage in any competitive activities with Party A;

10.

shall comply with Party A’s confidentiality policy.

Liabilities:

1.

Party B is not liable to Party A for implementing any Board decisions that are detrimental to Party B’s interests;

2.

Party B is liable to Party A for not following the Board decisions;

3.

Party B is liable to Party A for implementing plans before the Board has made decision on such plans;

4.

Party B is liable to Party A for taking actions beyond his authorized scope;

5.

Party B is jointly liable to any third party who incurs damage as a result of his violation of laws while acting as Party A’s CEO;

6.

Party B is liable to Party A if he violates Party A’s confidentiality policy;

7.

Party B is liable to Party A if he violates state laws, regulations or Party A’s bylaws;

8.

CEO may participate in Board meetings. CEO shall be appointed by the Board.

V. Party B should make good efforts to take care of personal affairs and commence employment before the incoming Chinese New Year. Party B will be paid as soon as he start working.

VI. Penalty for Breach of Contract

Party A shall make monetary compensation to Party B if Party A breaches this Agreement.

Party B’s salary and other benefits shall be reduced if Party B breaches this Agreement.

Other matter not covered by this Agreement shall be settled through friendly consultation by the parties.

This Agreement has four executed copies, two for each party.

This Agreement becomes effective as of the first date when Party B starts working for Party A.

Party A:  FUXIN HENGRUI TECHNOLOGY CO., LTD.

(Corporate Seal)

Party B: /s/ Lihui Song

Dated December 28, 2005